UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2014

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7432 E. Tierra Buena Lane, Suite 102 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 659-6007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sales of Unregistered Securities

On December 31, 2014, 105,000 shares of common stock vested pursuant to the terms of the agreement with the Registrant’s Interim CFO (Kathleen Hanrahan).  These shares are in the process of being issued.

On January 10, 2015, the Registrant received $5,000 from one of its directors, Jim Nolton (20,000 warrants), and $6,250 from an executive of its wholly owned subsidiary, Jose Rojas (25,000 warrants), for the exercise of warrants to purchase 45,000 shares of common stock. These shares are in the process of being issued.

On January 10, 2015, the Registrant received $11,250 from one accredited investor and current stockholder for the exercise of warrants to purchase 45,000 shares of common stock. These shares are in the process of being issued.

Effective February 2, 2015, the Registrant authorized the issuance of 275,000 shares of its common stock to five of its non-employee directors for their services during the year ended December 31, 2014; James G. Miller (60,000 shares), Corey Lambrecht (60,000 shares), Kyle Edwards (60,000 shares), Jim Nolton (60,000 shares) and William Clough (35,000 shares).

Effective February 2, 2015, the Registrant authorized the issuance of 200,000 shares of common stock to its chief executive officer, C. Stephen Cochennet, as a bonus for services for the year ended December 31, 2014. These shares are in the process of being issued.

Effective February 2, 2015, the Registrant authorized 60,000 shares of common stock to the Chief Operating Officer of its wholly-owned subsidiary (Paul Hughes), 45,000 shares of common stock to the Vice President of Customer Support of its wholly-owned subsidiary (Jose Rojas), 35,000 shares of common stock to the Vice President of Engineering of its wholly-owned subsidiary (Jody Brill),  5,000 shares of common stock to the Vice President of Finance of its wholly-owned subsidiary (Willard Grove), and 5,000 shares of common stock to the Vice President of Sales of its wholly-owned subsidiary (Gary Kuty) pursuant to their respective employment agreements and achievements of milestones during the year ended December 31, 2014. These shares are in the process of being issued.

Effective February 2, 2015, the Registrant authorized the issuance of 2,859 shares of common stock to five salespeople for its wholly-owned subsidiary as bonuses for their services for the year ended December 31, 2014. These shares are in the process of being issued.

On February 17, 2015, the Registrant conducted the first closing under a private placement offering, selling 252,273 units for $277,500 to two accredited investors, one of which was the Registrant’s CEO, C. Stephen Cochennet ($250,000) and the other was an executive employee (Willard Grove) of the Registrant’s wholly-owned subsidiary, Guardian 8 Corporation. Each unit consists of two shares of common stock, one five year warrant to purchase one share of common stock for $0.55 per share.  The shares of common stock have not been issued as of the date of this report.

All of the above-described issuances and exercises were exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

By: /s/ C. Stephen Cochennet
      C. Stephen Cochennet, Chief Executive Officer

Date: February 17, 2015